UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 14, 2008
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Amendment to Shanfelter Employment Agreement
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 14, 2008, MasTec, Inc. (the “Company”) and Austin J. Shanfelter executed an extension (the “Extension”) to Mr. Shanfelter’s Employment Agreement (as so amended, the “Employment Agreement”). The Extension extended until September 30, 2009, certain restrictive covenants prohibiting Mr. Shanfelter from soliciting company employees and certain former employees. In addition, the Company has satisfied all remaining monetary obligations due to Mr. Shanfelter under the Employment Agreement. The foregoing description of the Extension is not complete and is qualified in its entirety by the Extension which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1 — Amendment to Employment Agreement dated April 14, 2008, between MasTec, Inc. and Austin J. Shanfelter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.
Date: April 18, 2008	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated April 14, 2008, between MasTec, Inc. and Austin J. Shanfelter.